Exhibit 10.17

EXHIBIT B

ESCROW AGREEMENT

        ESCROW AGREEMENT dated as of this __ day of May 2007, by and among FUTUREIT, INC., a Delaware corporation (the “Company”), AMERICAN STOCK TRANSFER & TRUST COMPANY, a financial institution chartered under the laws of the State of New York (the “Agent”) and J.H DARBIE & CO., INC., a [Delaware] corporation (the “Placement Agent”).

W I T N E S S E T H:

        WHEREAS, the Company is offering to sell and issue securities in a private equity financing (the “Financing”) to various purchasers (the “Purchasers”); and

        WHEREAS, in connection with the Financing, such securities are being sold in units (the “Units”) with each Unit consisting of 100,000 shares of common stock (the “Common Stock”) of the Company (the “Shares”) and warrants to purchase shares of common stock (the “Warrants” and together with the Shares, the “Securities”) ; and

        WHEREAS, the Units are being offered at a price of $30,000 per Unit (the “Offering Price”); and

        WHEREAS, the Company desires to sell in the Financing a minimum of 34 Units (the “Minimum Amount”) and a maximum of 50 Units (the “Maximum Amount”); and

        WHEREAS:

    (a)        The Financing will commence immediately and will continue until the earlier of: (i) the sale of all 50 Units or (ii) June 30, 2007 (the “Offering Period”), otherwise extended by the Company and the Placement Agent;

    (b)        Once the Purchasers have subscribed and the Company has accepted subscriptions for the Minimum Amount, the Company and the Placement Agent shall (subject to the right of the Company to extend such date to June 30, 2007) conduct an initial closing (the “First Closing”) with respect to such Units. Thereafter, the Company and the Placement Agent may decide to conduct one or more closings for the sale of additional Units (each, together with the First Closing, a “Closing”);

(c) Proceeds received from subscriptions for the Units and certificates representing the Securities underlying the Units purchased (“Certificates”) shall be held in escrow by the Agent; and

    (d)        If the Minimum Amount is not sold at the per unit Offering Price prior to the end of the Offering Period, the Financing will be terminated and all funds received from Purchasers will be promptly returned to the Purchasers without interest. The day that the Offering Period terminates is hereinafter referred to as the “Termination Date.”

        NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

    1.        Appointment of Agent. The Company hereby appoints the Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

    2.        Delivery of Subscription Proceeds; Certificates. All checks, drafts, or other instruments or wire transfer funds to be forwarded by the Purchasers as payment for the Units will be delivered directly by the Purchasers to the Agent, made payable to “American Stock Transfer & Trust Company, as Escrow Agent for FutureIT, Inc.” The Company will provide the Agent with (i) a chart setting forth, as to each Purchaser, his name, address, social security number or employer identification number, amount of Units purchased or proposed to be purchased and the number and types of Certificates to be provided to each such Purchaser, (ii) the amount to be paid by each Purchaser in connection with such purchase, and (iii) Certificates to be provided to each such Purchaser. The Agent is hereby empowered on behalf of the Company to endorse and collect all checks, drafts, wire funds transfers, promissory notes or other instruments received on account of purchases of the Units.

    3.        Agent to Hold and Disburse Funds. The Agent will hold in a special non-interest bearing account established for the benefit of the Purchasers and disburse all funds (without interest) (the “Escrow Fund”) received by it pursuant to the terms of this Escrow Agreement, as follows:

    3.1        In the event that prior to the Termination Date, the Agent has received funds equal to or greater than the Minimum Amount (and such funds are cleared within 10 days following the Termination Date) from the sale of Units, and the Company and the Placement Agent certify in writing to the Escrow Agent that a Closing has occurred with at least the Minimum Amount being funded, then the Agent will hold the Escrow Fund. In the event that legal counsel to the Company confirms in writing to the Agent that the Company has filed a registration statement on form SB-2 with the Securities and Exchange Commission covering the Shares and the Shares issuable upon exercise of the Warrants, on or before sixty (60) days following the First Closing (the “Filing Confirmation”) the Agent shall simultaneously (i) pay to the Company and/or to any other person designated in written instructions signed by the Company the Escrow Fund (without interest), provided that the Company’s counsel has confirmed in writing that all conditions for the release of the Escrow Fund have been met, and (ii) provide to the Placement Agent on behalf of the Purchasers the Certificates issued and delivered by the Company for each such Purchaser .

    3.2        In the event that prior to the Termination Date (i) the Agent has not received funds equal to or greater than the Minimum Amount (or such funds have not cleared within ten days of the Termination Date) from the sale of the Units, or (ii) in the event that a Closing has not taken place within ten days of the Termination Date, or (iii) the Agent does not receive a Filing Confirmation, the Agent will return the Escrow Fund to the Purchasers (without interest); unless (in the case of clause (iii) above) the Placement Agent notifies the Agent (who shall be obligated to provide notice to the Placement Agent prior to returning any such funds to the Purchasers) and the Company that the Purchasers holding a majority of the shares of Common Stock issued in the Financing and upon exercise of the Warrants have elected not to have their Purchase Price returned to them, in which case the Agent shall simultaneously (i) pay to the Company and/or to any other person designated in written instructions signed by the Company the Purchase Price received from the Purchasers (without interest), and (ii) provide to the Placement Agent on behalf of the Purchaser the Certificates issued and delivered by the Company for each such Purchaser.

    4.        Exculpation and Indemnification of Agent.

    4.1        The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Agent by the Company and the Placement Agent relating to the funds deposited with the Agent under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

    4.2        The Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own reasonable best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is reasonably believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

    4.3        The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder in good faith, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof provided that the Agent acted in good faith and using reasonable discretion. The Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder.

    4.4        The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

    4.5        To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 5.6.

    4.6        The Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, except for the Escrow Agent’s gross negligence or misconduct. Promptly after the receipt by the Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Agent hereunder.

    4.7        For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

    5.        Termination of Agreement and Resignation of Agent.

    5.1        This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 7 shall survive the termination hereof.

    5.2        The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Company and the Placement Agent at least 30 days notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Company all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Agent is so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

    6.        Form of Payments by Agent.

    6.1        Any payments by the Agent to Purchasers or to persons other than the Company pursuant to the terms of this Agreement shall be made by check, payable to the order of each respective Purchaser or other person.

6.2 All amounts referred to herein are expressed in United States Dollars and all payments by the Agent shall be made in such dollars.

    7.        Compensation of Agent. For services rendered, the Agent shall receive as compensation $3,500 which fee shall be paid by the Company promptly following the signing of this Agreement. The Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and Agents’ fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursement shall not exceed $500.00 barring any unforeseen circumstances.

    8.        Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

If to the Company:	FutureIT, Inc. 315 Blecker Street, Suite #168 New York, NY 10014-3423 Attention: Chairman and CEO Facsimile # (972)-8-925-8160

        With a copy to (that shall not constitute notice):

Carter Ledyard & Milburn
2, Wall Street
New York, New York 10005
Attention: Steven J. Glusband
Telephone # (212) 732-3200
Facsimile # (212) 732-3232

and to:

Efrati Galili Lahat & Co
6 Wissotsky Street
Tel Aviv 62338, Israel
Attention: Ian Rostowsky, Adv.
Telephone # (972)-3-5452020
Facsimile # (972)-3-6040111

If to the Agent:	American Stock Transfer & Trust Company 59 Maiden Lane - Plaza Level New York, New York 10038 Attention: Henry Reinhold Telephone # (212) 936-5100 Facsimile # (718) 234-5001

If to the Placement Agent:	J. H. Darbie & Co., Inc., Financial Services, 99 Wall Street, 6th Floor New York, NY 10005 Attention: Daniel Schneierson Telephone # (212) -269-7271 Facsimile # (212) -269-7330.

    9.        Further Assurances: From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

    10.        Consent to Service of Process. Each of the Company and the Placement Agent hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to each of the Company and the Placement Agent at its address for purposes of notices hereunder.

    11.        Miscellaneous.

    11.1        This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby”, “hereof”, “hereto”, “hereunder” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender, in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

    11.2        Succession and Assignment. This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company’s entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent, the Company and the Placement Agent. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.2) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

    11.3        Amendments and Waivers. This Agreement may be amended only with the written consent of the Agent, the Company and the Placement Agent. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    11.4        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

    12.        Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

AMERICAN STOCK TRANSFER & TRUST COMPANY By: /s/ Herbert J. Lemmer —————————————— Name: Herbert J. Lemmer Title: Vice President

FUTUREIT, INC. By: /s/ Samuel Bachar —————————————— Name: Samuel Bachar Title: C.O.B.

J.H DARBIE & CO., INC. By: /s/ Robert Rabinowitz —————————————— Name: Robert Rabinowitz Title: Pres.